UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2022
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis,	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) Appointment of Jeff A. Zadoks as Executive Vice President and Chief Operating Officer and Appointment of Matthew J. Mainer as Senior Vice President, Chief Financial Officer and Treasurer.
On November 16, 2022, Post Holdings, Inc. (“Post” or the “Company”) promoted Jeff A. Zadoks, currently the Company’s Executive Vice President and Chief Financial Officer, to the role of Executive Vice President and Chief Operating Officer, effective on December 1, 2022 (the “Effective Date”). Mr. Zadoks’s new role will include working with each of the presidents of Post’s operating businesses to drive operational excellence, better collaboration, cost reduction and revenue opportunities across the portfolio. As of the Effective Date, Mr. Zadoks will no longer serve as the Company’s principal financial officer.
The information regarding Mr. Zadoks required by Items 401(b), (d) and (e) of Regulation S-K was previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which was filed with the United States Securities and Exchange Commission (the “SEC”) on November 17, 2022 (the “2022 Form 10-K”).
There are no arrangements or understandings pursuant to which Mr. Zadoks was selected for his position, Mr. Zadoks has no family relationship with any directors or executive officers of the Company and there have not been any related party transactions involving Mr. Zadoks (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment, and in conjunction with the Company’s established cycle of evaluating executive compensation, effective as of the Effective Date, Mr. Zadoks’s base salary was set at $700,000 for fiscal year 2023 (compared to $625,000 for fiscal year 2022), and his bonus target (as a percentage of base salary) was set at 110% for fiscal year 2023 (compared to 100% for fiscal year 2022). In addition, Mr. Zadoks received the equity awards disclosed below. Mr. Zadoks will continue to participate in the Company’s incentive plans as described in the Company’s most recently filed Definitive Proxy Statement on Schedule 14A, which was filed with the SEC on December 6, 2021 (the “2021 Proxy Statement”).
In addition, on November 16, 2022, Post promoted Matthew J. Mainer, currently the Company’s Senior Vice President and Treasurer, to Senior Vice President, Chief Financial Officer and Treasurer, effective on the Effective Date. As of the Effective Date, Mr. Mainer will serve as the Company’s principal financial officer.
The information regarding Mr. Mainer required by Items 401(b), (d) and (e) of Regulation S-K was previously disclosed in the 2022 Form 10-K.
There are no arrangements or understandings pursuant to which Mr. Mainer was selected for his position, Mr. Mainer has no family relationship with any directors or executive officers of the Company and there have not been any related party transactions involving Mr. Mainer (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment, and in conjunction with the Company’s established cycle of evaluating executive compensation, effective as of the Effective Date, Mr. Mainer’s base salary was set at $450,125 for fiscal year 2023 (compared to $338,440 for fiscal year 2022), and his bonus target (as a percentage of base salary) was set at 100% for fiscal year 2023 (compared to 50% for fiscal year 2022). Mr. Mainer also received an award of 6,380 restricted stock units on the New RSU Form (defined below), the terms of which are discussed in greater detail below, and a target award of 6,380 performance-based, stock-settled restricted stock units on the New PRSU Form (defined below), the terms of which are discussed in greater detail below. Mr. Mainer also participates in the Post Holdings, Inc. Senior Management Bonus Program (the “Senior Management Bonus Program”) and the Post Holdings, Inc. Executive Severance Plan (the “Executive Severance Plan”), the terms of which were described in detail in the 2021 Proxy Statement. In addition, in connection with his appointment, Mr. Mainer entered into an indemnification agreement with the Company, in the form previously entered into by the Company with its executive officers and directors and a copy of which was listed as an exhibit to the 2022 Form 10-K.
The foregoing descriptions of the compensation arrangements of Mr. Zadoks and Mr. Mainer do not purport to be complete and are qualified in their entirety by the descriptions of the Company’s incentive plans in the 2021 Proxy Statement and the applicable agreements.
A copy of the Company’s press release announcing the appointments of Mr. Zadoks and Mr. Mainer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(e) Executive Officer Compensation Awards.
As part of the Company’s established cycle of evaluating and granting equity awards to its executive officers in conjunction with its fiscal year end financial reporting calendar, the Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the grant of certain stock-based awards to its executive officers on November 15, 2022.
The Committee approved awards of restricted stock units (“RSUs”) to its executive officers (the “Executive Officer RSU Awards”) under the Post Holdings, Inc. 2021 Long-Term Incentive Plan (the “Plan”). The following table sets forth the Executive Officer RSU Awards:

Name	Position	RSUs
Robert V. Vitale	President and Chief Executive Officer	54,734
Jeff A. Zadoks	Executive Vice President and Chief Financial Officer	18,738
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary	18,020
Nicolas Catoggio	President and Chief Executive Officer, Post Consumer Brands	16,243
Mark W. Westphal	President, Foodservice	16,580
Each of the Executive Officer RSU Awards is settled in stock and vests in equal installments on the first, second and third anniversaries of the date of grant, subject to continued employment and to certain acceleration events as described in the award agreements, including upon retirement provided certain conditions set forth in the award agreements are satisfied.
In addition, the Committee approved awards of performance-based, stock-settled restricted stock units (“PRSUs”) to its executive officers under the Plan. The performance metric for these PRSUs is the Company’s total shareholder return (“TSR”) ranking compared to the TSR rankings of peer companies over a three-year period, with the following percentage vesting schedule:

Relative TSR Percentile Rank	Vesting Percentage (of Target)
≥85th	260%
75th	200%
50th	100%
25th	50%
<25th	0%
The following table sets forth the target number of PRSUs which were awarded to the Company’s executive officers:

Name	Position	PRSUs
Robert V. Vitale	President and Chief Executive Officer	54,734
Jeff A. Zadoks	Executive Vice President and Chief Financial Officer	18,738
Diedre J. Gray	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary	18,020
Nicolas Catoggio	President and Chief Executive Officer, Post Consumer Brands	15,663
Mark W. Westphal	President, Foodservice	16,580
Vesting of the PRSUs would accelerate, in whole or in part, in certain events, as described in the award agreements and per the terms of the Executive Severance Plan. In addition, the PRSUs would not be forfeited solely due to an executive’s retirement, provided certain conditions set forth in the award agreement are satisfied.
The Committee also approved an award to Mr. Catoggio of 11,602 RSUs on the form of cliff-vesting, stock-settled RSU agreement (the “Cliff-Vested RSU Award“), which was approved by the Committee on September 24, 2022 and filed as an exhibit to the 2022 Form 10-K. The Cliff-Vested RSU Award will vest on the fourth anniversary of the date of grant, subject to continued employment, provided that upon an involuntary termination without cause occurring on or after the first anniversary of the date of grant, all or a portion of the award will vest at the time of such termination in accordance with the terms of the award agreement and the Executive Severance Plan, and subject to certain other acceleration events as described in the award agreement.
The above summary is qualified in all respects by the terms of the Plan and the applicable award agreements.
(e) Approval of New Forms of Award Agreements.
On November 15, 2022, the Committee approved the form of award agreement used for the Executive Officer RSU Awards and Mr. Mainer’s RSU award described above (the “New RSU Form”), the terms of which are described in connection with the Executive Officer RSU Awards above. Such description of the terms of the New RSU Form above does not purport to be complete and is qualified in its entirety by reference to the full text of the New RSU Form, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
On November 15, 2022, the Committee also approved the form of award agreement used for the PRSU awards described above (the “New PRSU Form”), the terms of which are described in connection with the executive officer PRSU awards above. Such description of the terms of the New PRSU Form above does not purport to be complete and is qualified in its entirety by reference to the full text of the New PRSU Form, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
In addition, on November 15, 2022, the Committee approved the form of RSU award used for named executive officer bonus awards for fiscal year 2022 made under the Senior Management Bonus Program (the “Bonus RSU Award Form”). Awards made on the Bonus RSU Award Form are settled in stock and vest on the first anniversary of the date of grant, subject to continued employment, with certain acceleration events provided for in the agreement. Such description of the Bonus RSU Award Form does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus RSU Award Form, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Stock-Settled Restricted Stock Unit Agreement
10.2	Form of Stock-Settled Performance-Based Restricted Stock Unit Agreement
10.3	Form of Stock-Settled Bonus Restricted Stock Unit Agreement
99.1	Press Release dated November 16, 2022
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2022	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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